UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report - May 16, 2016
(Date of earliest event reported)

QEP RESOURCES, INC.
(Exact name of registrant as specified in its charter)

STATE OF DELAWARE	001-34778	87-0287750
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1050 17th Street, Suite 800, Denver, Colorado 80265
(Address of principal executive offices)

Registrant's telephone number, including area code 303-672-6900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)     As disclosed in the Current Report on Form 8-K filed on April 11, 2016, by QEP Resources, Inc. (the “Company”), Austin S. Murr, the Company’s Senior Vice President, Business Development, announced his intention to retire effective September 1, 2016. At a meeting of the Company’s Board of Directors (the “Board”) held on May 16, 2016, upon the recommendation of the Compensation Committee of the Board, the Board approved the acceleration of vesting of Mr. Murr’s currently outstanding stock option and restricted stock awards upon Mr. Murr’s retirement. As a result, upon execution of amended award agreements at Mr. Murr’s retirement, Mr. Murr’s 36,877 unvested shares of restricted stock will become fully vested, and his 34,218 unvested stock options will become fully vested and exercisable at any time prior to their original expiration date.

Item 5.07     Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting on May 17, 2016. At the meeting shareholders voted on the election of three directors to serve three-year terms, and on several proposals. The voting results were as follows:

1.	Director Elections: Shareholders elected Julie A. Dill, M. W. Scoggins and William L. Thacker, III for terms expiring at the 2019 Annual Meeting of Shareholders with the following votes:

Name	Votes For	Votes Against	Abstentions	% For	% Against	Broker Non-Votes
Julie A. Dill	166,604,134	2,609,910	249,647	98.5%	1.5%	19,510,112
M. W. Scoggins	166,680,728	2,538,798	244,165	98.5%	1.5%	19,510,112
William L. Thacker, III	167,146,840	2,111,908	204,943	98.8%	1.2%	19,510,112

2.	Executive Compensation: Shareholders approved the Company’s executive officer compensation with the following votes:

Votes For	Votes Against	Abstentions	% For	% Against	Broker Non-Votes
150,810,813	17,994,233	658,645	89.0%	11.0%	19,510,112

3.	Auditor: Shareholders ratified the selection of the firm PricewaterhouseCoopers LLP to serve as the independent auditors of the Company for 2016 with the following votes:

Votes For	Votes Against	Abstentions	% For	% Against
187,991,581	807,857	174,365	99.5%	0.5%

4.
Company Proposal to Eliminate Supermajority Voting: Shareholders did not approve amendments to the Company’s Certificate of Incorporation (the "Certificate") and Bylaws to eliminate supermajority voting. As described in the Proxy Statement for the Annual Meeting, a vote to approve an amendment to the Certificate requires approval of at least 80% of the Company’s common stock outstanding. Thus, this proposal failed with the following votes:

Votes For	Votes Against	Abstentions	% For	Broker Non-Votes
166,542,126	2,683,679	237,886	76.8%	19,510,112

5.	Shareholder Proposal to Require an Independent Chairman: Shareholders did not approve an advisory shareholder proposal to require an independent chairman with the following votes:

Votes For	Votes Against	Abstentions	% For	% Against	Broker Non-Votes
56,116,274	105,994,686	7,352,731	33.1%	66.9%	19,510,112

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QEP Resources, Inc.
(Registrant)

May 19, 2016

/s/ Richard J. Doleshek
Richard J. Doleshek
Executive Vice President and Chief Financial Officer